Final Medicine Dispenser
Executed copy

EXCLUSIVE DISTRIBUTION AGREEMENT

MEMORANDUM OF AGREEMENT ENTERED INTO BETWEEN:

BLUE DOT PROPERTIES 557 (PTY) LTD
(Registration No 2002/012031/07)

a Company duly incorporated under the Laws of the Republic of South Africa

Having its registered office at 33A GEMINI STREET, BRACKENFELL, 7560, WESTERN CAPE, REPUBLIC OF SOUTH AFRICA

[hereinafter referred to as the "**MANUFACTURER**"]

and

KIDZ-MED INCORPORATED

a subsidiary of American Scientific Resources Incorporated

Having an address at 83 SOUTH PUTT CORNERS ROAD, NEW PALTZ, NEW YORK, UNITED STATES OF AMERICA

[hereinafter referred to as **"DISTRIBUTOR"**]

1. RECITALS

1.1 MANUFACTURER is in the business of manufacturing and marketing of medical equipment for patient care, which products include but are not limited to water temperature indicators and specialist baby pacifiers.

1.2 MANUFACTURER desires to grant an exclusive distributorship in the products described at Article 2 [*definitions*] to DISTRIBUTOR.

1.3 DISTRIBUTOR desires to operate a distributorship for MANUFACTURER in the territory described hereunder.

1.4 MANUFACTURER shall use its best efforts to supply the proper products to DISTRIBUTOR and DISTRIBUTOR shall use its best efforts to promote the sale of the products.

2. DEFINITIONS

2.1 The parties to this agreement are described on page 1 hereof.

2.2 The period of this agreement is FIVE [5] years from the effective date.

2.3 The effective date is January 1, 2006.

2.4 The products are:
A device for administrating a fluid medicament to an infant or baby as described US Patent 5,843,030, and known as the Eezimed Medicine Dispenser or Luca Dummy.

2.5 DISTRIBUTOR'S district or territory: Northern America and its territories.

2.6 Associates: Employees or contractor approved and appointed by distributor to assist in carrying out terms of distribution agreement.

2.7 Sub-distributor: Assigned and approved by distributor to assist in operation of distributorship in the described territory.

2.8 Days: Calendar days.

3. **APPOINTMENT**

3.1 The MANUFACTURER hereby appoints the DISTRIBUTOR to be the MANUFACTURER'S exclusive and sole DISTRIBUTOR from the effective date for the period described hereinabove in respect of the products manufactured, fabricated or assembled by the MANUFACTURER [hereinafter called "the products"] for sale in or supply to the territory which shall be supplied to the DISTRIBUTOR to John F Kennedy Airport, New York (or any eastern USA seaboard port) for resale through its branches in the territory on the terms hereinafter appearing.

3.2 DISTRIBUTOR shall be re-appointed for succeeding FIVE [5] year periods upon written agreement between MANUFACTURER and DISTRIBUTOR. The party wishing to renew the appointment shall notify the other party in writing at least NINETY [90] days prior to the expiration of the original appointment. The other party shall provide its consent or shall decline the renewal, not less than THIRTY [30] days after receiving notice of the desired re-appointment. The renewal will be on the same terms and conditions as contained herein subject to an increase in the purchase price as will be negotiated between the parties at that time.

4. **ASSOCIATES**

The DISTRIBUTOR may appoint anyone of its choosing as an Associate and shall cause any Associate so appointed to execute a Confidentiality Agreement.

5. **SUB-DISTRIBUTORS**

The DISTRIBUTOR may engage SUB-DISTRIBUTORS without specific agreement of the MANUFACTURER. SUB-DISTRIBUTORS so appointed by the DISTRIBUTOR in terms of this agreement will have no recourse whatsoever against the MANUFACTURER and the DISTRIBUTOR hereby irrevocably indemnifies the MANUFACTURER for any liability whatsoever which might arise out of the said appointment of the SUB-DISTRIBUTOR, subject to the provisions of Article 13 [*Liability for Damages*] hereunder.

WL HSL
JR
PJB

6. **TRADE NAME RIGHTS**

The DISTRIBUTOR has the right to use the trade name **KIDZ-MED™** Medicine Dispenser", for the term of this agreement. This DISTRIBUTOR shall obtain the necessary licenses, registration with appropriate governmental authorities and obtain a telephone listing under the trade name in the territory agreed to in and set forth hereinabove.

7. **SALES AND PAYMENT**

7.1 The unit price for the duration of the contract will be US$ 1.20. The DISTRIBUTOR, however, agrees that the price can be reviewed annually taking into consideration currency fluctuations and inflation.

7.2 The MANUFACTURER will be liable only for the costs [including freight and insurance] under South African law pertaining to the export of the products from the Republic of South Africa and the delivery thereof to John F Kennedy Airport, New York (or any eastern USA seaboard port). The DISTRIBUTOR will be liable for all costs pertaining to the collection and importation of the products to the US under US law or custom.

7.3 Upon the execution of this agreement and its acceptance by MANUFACTURER, payment for all products shall be made in a currency of the United States of America.

7.4 The DISTRIBUTOR will pay the total value per order to the MANUFACTURER. Alternatively the DISTRIBUTOR will provide the MANUFACTURER with an irrevocable Letter of Credit with each order in terms whereof the total value of the order will be paid 30 days from date of order.

7.5 The DISTRIBUTOR agrees to purchase a minimum of 250000 [Two Hundred and Fifty Thousand] Eezimed Medicine Dispensers per year from MANUFACTURER and agrees to place orders with the MANUFACTURER for the minimum total of 62,500 [Sixty Two Thousand Five Hundred] Eezimed Medicine Dispensers every 3 [Three] months [quarterly] from the *effective date* for the *period* of this agreement: provided always that it shall not be regarded as a breach of this clause if by reason of the imposition of restrictions on exportation or importation or by reason of currency restrictions it becomes impossible or illegal in any such calendar year to ship [or forward]

products of the minimum quantity mentioned hereinabove to the territory, but in such event the abovementioned total shall be construed as if it referred to the maximum total permitted so to be shipped [or forwarded] in compliance with licensing and quota requirements. The initial order will be placed on the *effective date*.

7.6 Orders hereunder shall be placed with and accepted by the MANUFACTURER not less that SIX [6] weeks before delivery is required by the DISTRIBUTOR.

Ownership of the products will remain with the MANUFACTURER until fully paid for. The risk of loss from any casualty to the products regardless of the cause of the casualty will be on the MANUFACTURER until the goods have been delivered to John F Kennedy Airport, New York (or any eastern USA seaboard port).

8. **EFFECT OF DELAY OR NON-DELIVERY**

Subject to the conditions of Article 15 [*force majeur*] hereunder, where any cause outside the control of the MANUFACTURER shall lead to non-delivery or delayed delivery of the products in pursuance of the DISTRIBUTOR'S orders, the minimum total of the value of the products which the DISTRIBUTOR has taken to place in every calendar year in accordance with Article 7.6 above shall, if the DISTRIBUTOR so requires, be proportionally reduced without giving ground for termination of this agreement, but a part from the right to require this reduction, the DISTRIBUTOR agrees to make no claim upon the MANUFACTURER in respect of any loss or damage consequent upon such delay or non-delivery.

9. **TERMINATION**

9.1 Without prejudice to any other remedies that either party may have against the other party, either party shall have the right at any time by giving thirty [30] days notice in writing to the other party, the grounds for termination. If the defect is not cured within thirty [30] days, the noticing party may terminate the agreement. The grounds for termination are:

9.1.1 If either party has violated any provision of this agreement and has been notified in writing of the default and failed to remedy the default within thirty [30] days of giving this notice. [It is recorded that all the provisions of this agreement are material].

WL HS JR PSB

9.1.2 If either party enters into liquidation, bankruptcy or insolvency, whether compulsory or voluntarily [otherwise than for the purposes of amalgamation or reconstruction], or compounds with its creditors, or takes or suffers any similar action in consequence of debt.

9.1.3 If either party purports to assign the burden or benefits, or change the benefits of this agreement without the consent in writing of the other party upon thirty [30] days notice.

9.2 In the event of:

9.2.1 termination of this agreement by either party prior to date of expiry of the initial period of this agreement for reasons other than Force Majeure or violation of the provisions of the agreement or

9.2.2 if either party has violated a provision of this Agreement and has been notified in writing of the default and failed to remedy the default within thirty [30] days of giving of the notice and the noticing party elects to terminate the agreement, then, without prejudice to any other remedies of the noticing party, then last mentioned shall be entitled to liquidated damages in an amount equal to an order of 62,500 units of Eezimed Medicine Dispensers at the unit price of the last order. There shall be a cap on the liquidated damages of: (a) $100,000.00, or (b) two quarters' worth of orders using the above formula, whichever is greater. There will be no duty on the MANUFACTURER to supply any products to the DISTRIBUTOR after the date of termination of this agreement.

9.3 In addition to the amount stipulated above, the DISTRIBUTOR will forfeit any payments or deposits made in respect of future orders as part of predetermined liquidated damages.

9.4 In the event of either party failing to pay any amount in terms of this agreement or contravening, or permitting the contravention of, any one or more of the provisions of this agreement, and the other party incur legal expenses in recovering the debt or in notifying the defaulting party or in enforcing the provisions of this agreement, the defaulting party shall be liable for the legal costs of the other party on an Attorney and Own client scale.

WL

10. DUTIES OF DISTRIBUTOR

The DISTRIBUTOR undertakes that it will at all times during this continuance in force of this agreement observe and perform the terms and conditions set out in this agreement and in particular:

10.1 To promote sales:

The DISTRIBUTOR shall use its best endeavours to promote and extend the sale of the products throughout the DISTRIBUTOR'S district to all potential purchasers thereof.

10.2 Not to sell for resale outside district:

The DISTRIBUTOR shall not sell to any person [or body corporate or unincorporated] products which the DISTRIBUTOR knows or has reason to believe are intended for resale outside the DISTRIBUTOR'S district.

10.3 Not to give unauthorized warranties:

The DISTRIBUTOR shall not in selling the products make any representations to give any warranties other than those contained in the MANUFACTURER'S conditions.

10.4 To inform MANUFACTURER of liability for damages:

In the event of any liability for damages arising from any defect in the contractual products as a result of the manufacturing thereof [including product liability], the DISTRIBUTOR shall forthwith inform the MANUFACTURER of such liability and shall not without the MANUFACTURER'S consent in writing take any proceedings in respect thereof, or compromise the dispute or make any representations whatsoever to any third party.

10.5 To refer to MANUFACTURER enquiries outside DISTRIBUTOR'S district:

The DISTRIBUTOR must refer to the MANUFACTURER all enquiries for the MANUFACTURER'S products from addresses outside the DISTRIBUTOR'S district and from addresses in the DISTRIBUTOR'S district for resale outside the DISTRIBUTOR'S district, and the DISTRIBUTOR shall not be entitled to any remuneration in respect of any sales resulting from such inquiries.

WL [illegible] JK

PJO

10.6 Not to assign distributorship:

The DISTRIBUTOR shall not assign, transfer, charge or in any manner make over, or purport to assign, transfer, charge or make over, this agreement or its rights thereunder or any part thereof without obtaining the previous consent in writing of the MANUFACTURER.

10.7 Not to tamper with MANUFACTURER'S marks:

Subject to the provisions of Article 6 [*trade name rights*] hereinabove, the DISTRIBUTOR shall not alter, remove or tamper with the marks or numbers on the products of the MANUFACTURER.

10.8 Not to incur liabilities binding on the MANUFACTURER:

The DISTRIBUTOR agrees not to bind the credit of the MANUFACTURER and not so to act as to compromise the credit of the MANUFACTURER and not to undertake any guarantee or warranty in respect of the products except as shall previously have been authorized by the MANUFACTURER in writing, and in all matters of trade or technical description shall faithfully follow such description as shall be established or ratified by the MANUFACTURER in relation to the products with special reference to suitability for use in the territory.

10.9 Restriction of interest in competing product or products:

During the continuance of this agreement the DISTRIBUTOR shall not represent, manufacture or sell any products of, or have any interest in, either directly or indirectly whether as principal, owner, agent, employee or in any other capacity, any company, firm, or other enterprise manufacturing or trading in products of a like nature or designed to fulfil a like purpose to that or those with which the DISTRIBUTOR may be concerned in pursuance of this agreement without having obtained the previous consent in writing of the MANUFACTURER.

10.10 Non-disclosure of trade secrets:

The DISTRIBUTOR undertakes that it will not at any time, whether during the continuance in force of this agreement or at any time after the termination thereof, divulge to any person any information relating to the MANUFACTURER'S affairs or business or method of carrying on business, other than such information as is necessary in order to carry out the purposes of the distributorship.

10.11 Non-competition after termination:
Unless the MANUFACTURER agrees otherwise, the DISTRIBUTOR undertakes not to distribute, accept or maintain directly or indirectly for the duration of this agreement and thereafter, the representation, distribution or production of goods competing or likely to compete with the contractual goods, for a period of five (5) years following the termination of the agreement.

10.12 Marketing and advertising:
The DISTRIBUTOR undertakes to advertise the contractual products in the territory granted. The DISTRIBUTOR shall pay for the cost of such advertising.

10.13 To provide list of customers
Upon termination of this agreement for any reason whatsoever, the DISTRIBUTOR will provide a list of all its customers and all other information relating to the distribution of the products to the MANUFACTURER within 30 days upon written request of the MANUFACTURER.

11. **DUTIES OF THE MANUFACTURER**

11.1 The MANUFACTURER may not reject orders [placed in accordance with this agreement] received from the DISTRIBUTOR.

11.2 The MANUFACTURER agrees not to grant or cause to any third person, the selling rights of the contractual products in the territory listed in the recital granted to the DISTRIBUTOR without the DISTRIBUTOR'S specific prior written consent.

11.3 To provide stock:

11.3.1 The MANUFACTURER undertakes to supply the contractual products ordered subject to their availability. The MANUFACTURER may not reject orders received from the DISTRIBUTOR.

11.3.2 The MANUFACTURER shall provide the DISTRIBUTOR with stock ordered in accordance with this agreement provided always that the DISTRIBUTOR shall have no right of action against the MANUFACTURER for delay in replenishing such stock occasioned by shortage of stock, delays in transit, accidents, strikes or other unavoidable occurrences.

11.3.3 The MANUFACTURER will credit the DISTRIBUTOR for or replace any product which the supplier recalls and any product which does not meet the performance standards.

11.4 To refer enquiries to agent:

The MANUFACTURER shall, where practicable, refer all enquiries for the products received from addresses within the DISTRIBUTOR'S district to the DISTRIBUTOR: provided that if it is impracticable in the opinion of the MANUFACTURER so to refer such enquiries, the MANUFACTURER shall have the right to supply for it's own profit the products direct to addresses within the DISTRIBUTOR'S district.

11.5 MANUFACTURER will provide the DISTRIBUTOR free of charge, all existing information and documents to distribute the products herein, including but not limited to, substantiation of advertising claims, advertising literature, photographs, video, or other materials related to the sales and marketing of the product.

12. <u>RESERVED RIGHTS OF THE MANUFACTURER</u>

12.1 To withdraw products ceasing to be manufactured or to add new classes of products:

The MANUFACTURER reserves the right to vary the products either by the withdrawal therefrom of a class or classes of product in the event of the MANUFACTURER ceasing to manufacture that class or those classes of products, or by the addition thereto after consultation with the DISTRIBUTOR of a further class or of further classes of products of the MANUFACTURER.

WL HB JK

PTO

12.2 To assign rights and obligations:

In the event of the MANUFACTURER'S business or any part thereof [being a part concerned in the manufacture of the products to which this agreement relates or any class of those products] being transferred to any other MANUFACTURER, the MANUFACTURER reserves the right to assign its rights and obligations under this agreement to that other MANUFACTURER after giving ONE [1] month's notice of such assignment in writing to the DISTRIBUTOR.

13. LIABILITY FOR DAMAGES

The MANUFACTURER will be liable for any damages which may be incurred from any defect in the contractual products as a result of the manufacturing thereof including product liability. MANUFACTURER will carry adequate insurance coverage against possible claims, and will name the DISTRIBUTOR as an additional insured.

In the event of any liability for damages arising form any defect in the contractual products as a result of the manufacturing thereof [including product liability], the DISTRIBUTOR shall forthwith inform the MANUFACTURER of such liability and shall not without the MANUFACTURER'S consent in writing take any proceedings in respect thereof, or compromise the dispute or make any representations whatsoever to any third party.

14. DISPUTES

14.1 The parties hereby agree that this agreement shall be governed by The Laws of the Republic of South Africa and the parties hereby submit to the exclusive jurisdiction of the South African Courts.

14.2 Any notice required to be given in terms of this agreement shall be deemed given to the DISTRIBUTOR if forwarded by registered post, recorded delivery service, telex, telefax or telegraph to the last known postal address of the DISTRIBUTOR in the territory and shall be sufficiently given to the MANUFACTURER if similarly forwarded to the MANUFACTURER'S registered office. Every notice shall be deemed to have been received and given at a time when in the ordinary cause of transmission it should have been delivered at the address to which it was sent.

14.3 The parties hereto specifically choose as *domicilium citandi et executandi* for all notices and services of all processes the following addresses:

14.3.1 The MANUFACTURER:

33A Gemini Street

BRACKENFELL

South Africa

14.3.2 The DISTRIBUTOR:

83 South Putt Corners Road

New Paltz, New York 12561

United States of America

14.3.3 Any notice of any change of address must be given in writing by the party concerned and delivered or sent by registered mail to the other party. The new addresses must be physical addresses and not post box numbers.

15. FORCE MAJEURE

Any interruption of the normal business relations of the parties for more than NINETY [90] days due to circumstances beyond the reasonable control of the parties, including floods, fire, earthquakes and other acts of God, as well as strikes, war or military operations or special restrictions of governments or state authorities, shall entitle either party to terminate this agreement at any time prior to the resumption of normal business relations. The party must inform the other party in writing within TEN [10] days of the event having taken place.

16. WAIVER

Failure of either party at any time to require performance by the other party of any provision of this agreement shall not be deemed to continuing waiver of that provision or waiver of any other provision of this agreement.

17. MODIFICATION

This agreement reflects all of the agreements, understandings, representations, conditions and warranties by and between the parties. Neither party shall be liable for any representation made unless it is expressly set forth in the agreement and this agreement may not be modified or amended except in a writing signed by both parties.

18. COUNTERPART

This agreement may be signed in counterpart.

COMPANY NAME: BLUE DOT PROPERTIES 557 (PTY) LTD	**COMPANY NAME:** KIDZ-MED, INC.
By: HAROLD JAMES PEARCE [Print name]	By: Walt Lambert [Print name]
[Signature]	[Signature]
Title: DIRECTOR	Title: CEO
WITNESSED:	WITNESSED:
Name: Joy Rosseli	Name: Pamela J O'Neill
Date: 19-12-05	Date: 12/14/05

By signing hereinabove the signatories on behalf of the respective parties warrant that they are duly authorized to enter into this agreement and to bind the respective parties to the provisions hereof.

WL HJP JR PJO